                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                         WASHINGTON, DC 20549

                                                               AMENDED
                                                               FORM 8-A

                                           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                                PURSUANT TO SECTION 12(b) OR (g) OF THE
                                                    SECURITIES EXCHANGE ACT OF 1934

                                                  BALL CORPORATION
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                               (Exact name of registrant as specified in its charter)

                     Indiana                                                             35-0160610
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    (State of incorporation or organization)                                            (IRS Employer
                                                                                     Identification No.)

              10 Longs Peak Drive, Broomfield, Colorado                                         80021-2510
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               (Address of principal executive offices)                                          Zip Code

                                   Securities to be registered pursuant to Section 12(b) of the Act:

                                                                                  Name of each exchange on
     Title of each class to be so registered                                which each class is to be registered
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        Common Stock with Purchase Rights                                          New York Stock Exchange
                                                                                   Chicago Stock Exchange
                                                                                   Pacific Stock Exchange

                                   Securities to be registered pursuant to Section 12(g) of the Act:

                                                        None
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                                                  (Title of Class)

                                                           Amended Form 8-A

Item 1.  Description of the Amendment to Form 8-A

On December 14, 2001, the Company and the First Chicago Trust Company, as Rights Agent, amended the Rights Agreement to appoint
EquiServe Trust Company, NA, a federally chartered trust company, doing business at 525 Washington Boulevard, Jersey City,
New Jersey 07310 as the successor Rights Agent.

On January 23, 2002, Ball announced that its Board of Directors declared a two-for-one split of the Company's common stock.  As a result of the stock split the rights attaching to the shares automatically split so that one half of a right attaches to each Ball
Corporation Common Stock share outstanding upon the effective date of the stock split, which is February 22, 2002, for shareholders of record on February 1, 2002.

Item 2.  Exhibits

The following documents are filed as exhibits to this registration statement.

4.1      Amendment to the Rights Agreement dated as of December 14, 2001, between Ball Corporation and The First Chicago Trust
         Company.

                                                             EXHIBIT INDEX

          EXHIBIT
            4.1               Amendment to the Rights Agreement dated as of December 14,
                              2001, between Ball Corporation and The First Chicago Trust
                              Company.

                                                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                   BALL CORPORATION
                                                                   (Registrant)

Date:        January 25, 2002                                      /s/ R. David Hoover
                                                                   --------------------------------------------------
                                                                   Name:   R. David Hoover
                                                                   Title:  President and
                                                                           Chief Executive Officer